Exhibit 99.1

AP AIMCAP CORPORATION COMPLETES MERGER WITH EAGLE HOSPITALITY

PROPERTIES TRUST, INC.

NEW YORK, NEW YORK, August 15, 2007 – AP AIMCAP Corporation, a joint venture of Apollo Real Estate Investment Fund V L.P., Aimbridge Hospitality, L.P., and JF Capital Advisors, LLC, AND Eagle Hospitality Properties Trust, Inc. (NYSE: EHP), a real estate investment trust (REIT) focused on investment opportunities in the full-service and all-suite hotel industry, announced today the closing of their merger. Eagle’s common stockholders approved the previously announced agreement to be acquired by AP AIMCAP Corporation at a special meeting on August 8, 2007.

Under the terms of the merger agreement, Eagle’s common stockholders and certain holders of limited partnership units in Eagle’s operating partnership will be entitled to receive $13.35 per share or unit in cash, plus $0.0875 per share or unit in cash additional merger consideration representing accrued but unpaid dividends.

The purchase price represents a premium of approximately 21% over Eagle’s three-month average closing share price prior to signing of the merger agreement and a premium of approximately 42% over Eagle’s closing stock price on January 29, 2007, the day the company announced that a special committee was formed to explore strategic alternatives.

Upon completion of the merger, AP AIMCAP Corporation changed its name to Eagle Hospitality Properties Trust, Inc.

About Apollo Real Estate Advisors

Apollo Real Estate Advisors is a leading international real estate investor and fund manager. Since the firm’s founding in 1993, Apollo has overseen the establishment of 16 real estate funds and joint ventures totaling approximately $8.7 billion in equity commitments for investment in the United States and globally. The Apollo funds have collectively invested in over 400 transactions with an aggregate value in excess of $30 billion.

Aimbridge Hospitality, L.P. is a hotel real estate and management company created to identify investment opportunities throughout the United States. Aimbridge provides management, asset management, capital renovation, supervision, accounting and consulting services for its strategic partners. Aimbridge currently operates hotel properties in the Embassy Suites, Doubletree, Hilton Garden Inn, Hampton Inn & Suites, Sheraton, Hyatt and Wyndham brands. Aimbridge also manages a number of independent hotels, including the Phoenix Inn & Suites brand of hotels and has several projects under development in the Starwood, Marriott and Hilton enterprises.

JF Capital Advisors, LLC is a hospitality investment and advisory firm founded by Jonathan Falik in 2004. Together with Joe Weinberger, these two principals of JF Capital Advisors have completed over $12 billion of mergers and acquisitions and capital markets transactions in the hospitality space. JF Capital Advisors specializes in hospitality transactions involving the capital markets, and will provide financial advisory and transaction oversight services to the general partnership.

About Eagle Hospitality Properties Trust, Inc.

Eagle Hospitality Properties Trust, Inc. is a real estate investment trust focused on investment opportunities in the full-service and all-suite hotel industry. Eagle owns 13 upper upscale full-service and all-suite hotels encompassing approximately 3,518 guest rooms with premier brands including Hilton, Embassy Suites, Marriott and Hyatt. The hotels are located in Arizona, California, Colorado, Florida, New York, Massachusetts, Kentucky, Ohio, Illinois and Puerto Rico.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Apollo and its affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the effects of general and local economic and real estate conditions. Additional information or factors which could impact the company and the forward-looking statements contained herein are included in Eagle filings with the Securities and Exchange Commission. Apollo assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT: Eagle Hospitality Properties Trust, Inc.

Jeffrey D. Brown, Chief Financial Officer, 859-669-1330

SOURCE: Eagle Hospitality Properties Trust, Inc.